Exhibit 99.1

Gold.com Reports Fiscal Third Quarter 2026 Results

Q3 FY 2026 Diluted Earnings Per Share of $2.09

$59.5 Million in Net Income and $103.4 Million in non-GAAP EBITDA in Q3 FY 2026

Company Announces Quarterly Cash Dividend

Costa Mesa, CA – May 6, 2026 – Gold.com, Inc. (NYSE: GOLD), (“Gold.com” or the “Company”), a fully integrated alternative assets platform that offers an extensive range of precious metals, numismatic coins, and collectibles to consumers, collectors, and institutional clients worldwide, reported results for the fiscal third quarter ended March 31, 2026.

Management Commentary

“Our third quarter results reflect the strength of our fully-integrated platform and our ability to capitalize on strong market conditions,” said Gold.com CEO Greg Roberts. “During the quarter, we benefitted from record-breaking metal prices and elevated market volatility, resulting in net income of $59.5 million and diluted earnings per share of $2.09. We successfully navigated these unprecedented market conditions and spike in demand by quickly scaling inventory and production levels at our mints and by leveraging our balance sheet.

“Operationally, we remained focused on driving synergies across our business units and maximizing efficiencies at every level. Our acquisition of Monex at the beginning of the quarter is already delivering strong returns, and the addition of Sunshine Mint at the beginning of the fourth quarter will meaningfully expand our production capabilities going forward. The favorable market conditions we experienced this quarter were global, with LPM continuing to build momentum across Asia, and JMB reporting record performance domestically, reinforcing the breadth of our platform.

“As previously disclosed, on February 4, 2026, the Company entered into a Securities Purchase Agreement with TPM, S.A. de C.V. ("TPM"), a controlled subsidiary of Tether Global Investments Fund, S.I.C.A.F., S.A. ("Tether"), whereby Tether via TPM agreed to purchase an aggregate of 3,370,787 shares of the Company’s common stock at a price of $44.50 per share, for an aggregate purchase price of $150.0 million. The first tranche of the shares was purchased on February 6, 2026, corresponding to 2,840,449 shares for a purchase price of $126.4 million. Following receipt of regulatory clearance, the second tranche of 530,338 shares was purchased on May 5, 2026, for a purchase price of $23.6 million. The Company also entered into storage, metals leasing and trading agreements with Tether affiliates and purchased $20.0 million of Tether’s gold-backed stablecoin (“XAUT”). This partnership is a powerful validation of our vertically integrated model and opens an exciting new frontier, bridging our 60+ year legacy in physical precious metals with the emerging world of digital gold and stablecoins. Together, we believe we can build a global integrated gold ecosystem that serves both retail and institutional customers across physical and digital markets.

“Looking ahead, with an expanded portfolio of category-leading brands, improved operational leverage, nearly $1 billion in shareholder equity, and deep experience across DTC and wholesale channels, Gold.com is positioned to capture growth across multiple markets and to continue to deliver long-term value for our shareholders.”

	Three Months Ended March 31,
	2026	2025
	(in thousands, except Earnings (Loss) per Share)

Selected Key Financial Statement Metrics:
Revenues	$10,350,729	$3,009,125
Gross profit	$176,580	$41,017
Depreciation and amortization expense	$(9,416)	$(4,996)
Net income (loss) attributable to the Company	$59,487	$(8,546)

Earnings (Loss) per Share
Basic	$2.17	$(0.36)
Diluted	$2.09	$(0.36)

Non-GAAP Measures (1):
Adjusted net income before provision for income taxes	$87,111	$5,749
EBITDA	$103,382	$1,286

(1) See Reconciliation of U.S. GAAP to Non-GAAP Measures below and on pages 23-25

A reconciliation of net income (loss) before provision for income taxes to adjusted net income before provision for income taxes for the three months ended March 31, 2026 and 2025 follows (in thousands):

	Three Months Ended March 31,
	2026	2025

Net income (loss) before provision for income taxes	$81,753	$(9,939)
Adjustments:
Remeasurement loss on pre-existing equity interest	—	7,043
Contingent consideration fair value adjustment	(4,436)	(1,000)
Acquisition costs	378	4,649
Amortization of acquired intangibles	6,975	4,004
Depreciation expense	2,441	992
Adjusted net income before provision for income taxes (non-GAAP)	$87,111	$5,749

	Three Months Ended
	March 31, 2026	December 31, 2025
	(in thousands, except Earnings per Share)

Selected Key Financial Statement Metrics:
Revenues	$10,350,729	$6,476,900
Gross profit	$176,580	$93,370
Depreciation and amortization expense	$(9,416)	$(7,638)
Net income attributable to the Company	$59,487	$11,636

Earnings per Share:
Basic	$2.17	$0.47
Diluted	$2.09	$0.46

Non-GAAP Measures (1):
Adjusted net income before provision for income taxes	$87,111	$23,216
EBITDA	$103,382	$33,879

(1) See Reconciliation of U.S. GAAP to Non-GAAP Measures below and on pages 23-25

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended March 31, 2026 and December 31, 2025 follows (in thousands):

	Three Months Ended
	March 31, 2026	December 31, 2025

Net income before provision for income taxes	$81,753	$15,777
Adjustments:
Contingent consideration fair value adjustment	(4,436)	(320)
Acquisition costs	378	121
Amortization of acquired intangibles	6,975	5,181
Depreciation expense	2,441	2,457
Adjusted net income before provision for income taxes (non-GAAP)	$87,111	$23,216

Fiscal Third Quarter 2026 Financial Highlights

•
Revenues for the three months ended March 31, 2026 increased 244% to $10.351 billion from $3.009 billion for the three months ended March 31, 2025, and increased 60% from $6.477 billion for the three months ended December 31, 2025
•
Gross profit for the three months ended March 31, 2026 increased 331% to $176.6 million from $41.0 million for the three months ended March 31, 2025, and increased 89% from $93.4 million for the three months ended December 31, 2025
•
Gross profit margin for the three months ended March 31, 2026 increased to 1.71% of revenue, from 1.36% of revenue for the three months ended March 31, 2025, and increased from 1.44% of revenue for the three months ended December 31, 2025
•
Net income (loss) attributable to the Company for the three months ended March 31, 2026 increased 796% to $59.5 million from $(8.5) million for the three months ended March 31, 2025, and increased 411% from net income of $11.6 million for the three months ended December 31, 2025
•
Diluted earnings (loss) per share totaled $2.09 for the three months ended March 31, 2026, a 681% increase compared to $(0.36) for the three months ended March 31, 2025, and increased 354% from $0.46 for the three months ended December 31, 2025
•
Adjusted net income before provision for income taxes, depreciation, amortization, acquisition costs, remeasurement gains or losses, and contingent consideration fair value adjustments (“Adjusted net income before provision for income taxes” or “Adjusted net income”), a non-GAAP financial performance measure, for the three months ended March 31, 2026 increased 1,415% to $87.1 million from $5.7 million for the three months ended March 31, 2025, and increased 275% from $23.2 million for the three months ended December 31, 2025
•
Earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP liquidity measure, for the three months ended March 31, 2026 increased 7,939% to $103.4 million from $1.3 million for the three months ended March 31, 2025, and increased 205% from $33.9 million for the three months ended December 31, 2025

	Nine Months Ended March 31,
	2026	2025
	(in thousands, except Earnings per Share)

Selected Key Financial Statement Metrics:
Revenues	$20,508,395	$8,466,566
Gross profit	$342,847	$129,227
Depreciation and amortization expense	$(24,637)	$(14,344)
Net income attributable to the Company	$70,184	$6,996

Earnings per Share:
Basic	$2.74	$0.30
Diluted	$2.65	$0.29

Non-GAAP Measures (1):
Adjusted net income before provision for income taxes	$115,199	$33,896
EBITDA	$151,562	$35,292

(1) See Reconciliation of U.S. GAAP to Non-GAAP Measures below and on pages 23-25

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the nine months ended March 31, 2026 and 2025 follows (in thousands):

	Nine Months Ended March 31,
	2026	2025

Net income before provision for income taxes	$97,219	$8,250
Adjustments:
Remeasurement gain on pre-existing equity interests	—	7,043
Contingent consideration fair value adjustment	(7,217)	(1,130)
Acquisition costs	560	5,389
Amortization of acquired intangibles	17,358	11,658
Depreciation expense	7,279	2,686
Adjusted net income before provision for income taxes (non-GAAP)	$115,199	$33,896

Fiscal Nine Months 2026 Financial Highlights

•
Revenues for the nine months ended March 31, 2026 increased 142% to $20.508 billion from $8.467 billion for the nine months ended March 31, 2025
•
Gross profit for the nine months ended March 31, 2026 increased 165% to $342.8 million from $129.2 million for the nine months ended March 31, 2025
•
Gross profit margin for the nine months ended March 31, 2026 increased to 1.67% of revenue from 1.53% of revenue for the nine months ended March 31, 2025
•
Net income attributable to the Company for the nine months ended March 31, 2026 increased 903% to $70.2 million from $7.0 million for the nine months ended March 31, 2025
•
Diluted earnings per share totaled $2.65 for the nine months ended March 31, 2026, a 814% increase compared to $0.29 for the nine months ended March 31, 2025
•
Adjusted net income before provision for income taxes for the nine months ended March 31, 2026 totaled $115.2 million, a 240% increase from $33.9 million for the nine months ended March 31, 2025
•
EBITDA for the nine months ended March 31, 2026 increased 329% to $151.6 million from $35.3 million for the nine months ended March 31, 2025

	Three Months Ended March 31,
	2026	2025
Selected Operating and Financial Metrics:
Gold ounces sold (1)	527,000	432,000
Silver ounces sold (2)	29,220,000	15,702,000
Number of secured loans at period end (3)	337	491
Secured loans receivable at period end	$126,034,000	$86,512,000
Direct-to-Consumer ("DTC") number of new customers (4)	292,900	899,600
Direct-to-Consumer number of active customers (5)	246,000	140,700
Direct-to-Consumer number of total customers (6)	4,654,400	4,087,100
Direct-to-Consumer average order value ("AOV") (7)	$5,618	$3,084
JM Bullion ("JMB") average order value (8)	$3,056	$1,994
CyberMetals number of new customers (9)	1,300	2,100
CyberMetals number of active customers (10)	2,200	1,700
CyberMetals number of total customers (11)	41,300	35,100
CyberMetals customer assets under management at period end (12)	$20,100,000	$9,700,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts. Metrics from SGI and Pinehurst are included from February 28, 2025, metrics from AMS are included from April 1, 2025, and metrics from Monex are included from January 2, 2026.

(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts. Metrics from SGI and Pinehurst are included from February 28, 2025, metrics from AMS are included from April 1, 2025, and metrics from Monex are included from January 2, 2026.

(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment. Metrics from SGI and Pinehurst are included from February 28, 2025, metrics from AMS are included from April 1, 2025, and metrics from Monex are included from January 2, 2026.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment. Metrics from SGI and Pinehurst are included from February 28, 2025, metrics from AMS are included from April 1, 2025, and metrics from Monex are included from January 2, 2026.

(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment. Metrics from SGI and Pinehurst are included from February 28, 2025, metrics from AMS are included from April 1, 2025, and metrics from Monex are included from January 2, 2026.

(7) DTC AOV represents the average dollar value of product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment. Metrics from SGI and Pinehurst are included from February 28, 2025, metrics from AMS are included from April 1, 2025, and metrics from Monex are included from January 2, 2026.

(8) JMB AOV represents the average dollar value of product orders delivered to JMB's customers during the period.

(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account or have made a purchase for the first time during the period on the CyberMetals platform.

(10) CyberMetals number of active customers represents the number of customers that have made a purchase during any month during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

	Three Months Ended
	March 31, 2026	December 31, 2025
Selected Operating and Financial Metrics:
Gold ounces sold (1)	527,000	545,000
Silver ounces sold (2)	29,220,000	18,635,000
Number of secured loans at period end (3)	337	355
Secured loans receivable at period end	$126,034,000	$120,351,000
Direct-to-Consumer ("DTC") number of new customers (4)	292,900	96,100
Direct-to-Consumer number of active customers (5)	246,000	229,100
Direct-to-Consumer number of total customers (6)	4,654,400	4,361,500
Direct-to-Consumer average order value ("AOV") (7)	$5,618	$4,824
JM Bullion ("JMB") average order value (8)	$3,056	$2,637
CyberMetals number of new customers (9)	1,300	1,400
CyberMetals number of active customers (10)	2,200	1,900
CyberMetals number of total customers (11)	41,300	40,000
CyberMetals customer assets under management at period end (12)	$20,100,000	$18,900,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts. Metrics from SGI and Pinehurst are included from February 28, 2025, metrics from AMS are included from April 1, 2025, and metrics from Monex are included from January 2, 2026.

(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts. Metrics from SGI and Pinehurst are included from February 28, 2025, metrics from AMS are included from April 1, 2025, and metrics from Monex are included from January 2, 2026.

(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment. Metrics from SGI and Pinehurst are included from February 28, 2025, metrics from AMS are included from April 1, 2025, and metrics from Monex are included from January 2, 2026.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment. Metrics from SGI and Pinehurst are included from February 28, 2025, metrics from AMS are included from April 1, 2025, and metrics from Monex are included from January 2, 2026.

(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment. Metrics from SGI and Pinehurst are included from February 28, 2025, metrics from AMS are included from April 1, 2025, and metrics from Monex are included from January 2, 2026.

(7) DTC AOV represents the average dollar value of product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment. Metrics from SGI and Pinehurst are included from February 28, 2025, metrics from AMS are included from April 1, 2025, and metrics from Monex are included from January 2, 2026.

(8) JMB AOV represents the average dollar value of product orders delivered to JMB's customers during the period.

(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account or have made a purchase for the first time during the period on the CyberMetals platform.

(10) CyberMetals number of active customers represents the number of customers that have made a purchase during any month during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

Fiscal Third Quarter 2026 Operational Highlights

•
Gold ounces sold in the three months ended March 31, 2026 increased 22% to 527,000 ounces from 432,000 ounces for the three months ended March 31, 2025, and decreased 3% from 545,000 ounces for the three months ended December 31, 2025
•
Silver ounces sold in the three months ended March 31, 2026 increased 86% to 29.2 million ounces from 15.7 million ounces for the three months ended March 31, 2025, and increased 57% from 18.6 million ounces for the three months ended December 31, 2025
•
As of March 31, 2026, the number of secured loans decreased 31% to 337 from 491 as of March 31, 2025, and decreased 5% from 355 as of December 31, 2025
•
Direct-to-Consumer new customers for the three months ended March 31, 2026 decreased 67% to 292,900 from 899,600 for the three months ended March 31, 2025, and increased 205% from 96,100 for the three months ended December 31, 2025. For the three months ended March 31, 2026, approximately 58% of the new customers were attributable to the acquisition of Monex. For the three months ended March 31, 2025, approximately 93% of the new customers were attributable to the acquisitions of Pinehurst and SGI
•
Direct-to-Consumer active customers for the three months ended March 31, 2026 increased 75% to 246,000 from 140,700 for the three months ended March 31, 2025, and increased 7% from 229,100 for the three months ended December 31, 2025
•
Direct-to-Consumer average order value for the three months ended March 31, 2026 increased $2,534, or 82% to $5,618 from $3,084 for the three months ended March 31, 2025, and increased $794, or 16% from $4,824 for the three months ended December 31, 2025
•
JM Bullion’s average order value for the three months ended March 31, 2026 increased $1,062, or 53% to $3,056 from $1,994 for the three months ended March 31, 2025, and increased $419, or 16% from $2,637 for the three months ended December 31, 2025

	Nine Months Ended March 31,
	2026	2025
Selected Operating and Financial Metrics:
Gold ounces sold (1)	1,511,000	1,296,000
Silver ounces sold (2)	58,246,000	57,979,000
Number of secured loans at period end (3)	337	491
Secured loans receivable at period end	$126,034,000	$86,512,000
Direct-to-Consumer ("DTC") number of new customers (4)	458,400	1,020,300
Direct-to-Consumer number of active customers (5)	622,400	410,700
Direct-to-Consumer number of total customers (6)	4,654,400	4,087,100
Direct-to-Consumer average order value ("AOV") (7)	$4,970	$3,080
JM Bullion ("JMB") average order value (8)	$2,811	$2,077
CyberMetals number of new customers (9)	4,400	5,600
CyberMetals number of active customers (10)	5,916	5,100
CyberMetals number of total customers (11)	41,300	35,100
CyberMetals customer assets under management at period end (12)	$20,100,000	$9,700,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts. Metrics from SGI and Pinehurst are included from February 28, 2025, metrics from AMS are included from April 1, 2025, and metrics from Monex are included from January 2, 2026.

(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts. Metrics from SGI and Pinehurst are included from February 28, 2025, metrics from AMS are included from April 1, 2025, and metrics from Monex are included from January 2, 2026.

(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment. Metrics from SGI and Pinehurst are included from February 28, 2025, metrics from AMS are included from April 1, 2025, and metrics from Monex are included from January 2, 2026.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment. Metrics from SGI and Pinehurst are included from February 28, 2025, metrics from AMS are included from April 1, 2025, and metrics from Monex are included from January 2, 2026.

(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment. Metrics from SGI and Pinehurst are included from February 28, 2025, metrics from AMS are included from April 1, 2025, and metrics from Monex are included from January 2, 2026.

(7) DTC AOV represents the average dollar value of product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment. Metrics from SGI and Pinehurst are included from February 28, 2025, metrics from AMS are included from April 1, 2025, and metrics from Monex are included from January 2, 2026.

(8) JMB AOV represents the average dollar value of product orders delivered to JMB's customers during the period.

(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account or have made a purchase for the first time during the period on the CyberMetals platform.

(10) CyberMetals number of active customers represents the number of customers that have made a purchase during any month during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

Fiscal Nine Months 2026 Operational Highlights

•
Gold ounces sold in the nine months ended March 31, 2026 increased 17% to 1.5 million ounces from 1.3 million ounces for the nine months ended March 31, 2025
•
Silver ounces sold in the nine months ended March 31, 2026 increased 0.5% to 58.2 million ounces from 58.0 million ounces for the nine months ended March 31, 2025
•
Direct-to-Consumer new customers for the nine months ended March 31, 2026 decreased 55% to 458,400 from 1,020,300 for the nine months ended March 31, 2025. Approximately 37% of the new customers for the nine months ended March 31, 2026 were attributable to the acquisition of Monex. Approximately 82% of the new customers for the nine months ended March 31, 2025 were attributable to the acquisitions of SGI and Pinehurst
•
Direct-to-Consumer active customers for the nine months ended March 31, 2026 increased 52% to 622,400 from 410,700 for the nine months ended March 31, 2025
•
Direct-to-Consumer average order value for the nine months ended March 31, 2026 increased $1,890, or 61% to $4,970 from $3,080 for the nine months ended March 31, 2025
•
JM Bullion’s average order value for the nine months ended March 31, 2026 increased $734, or 35% to $2,811 from $2,077 for the nine months ended March 31, 2025

Fiscal Third Quarter 2026 Financial Summary

Revenues increased 244% to $10.351 billion from $3.009 billion in the same year-ago quarter. Excluding an increase of $4.371 billion of forward sales, our revenues increased $2.971 billion, or 186.5%, which was due to higher average selling prices of gold and silver as well as an increase in gold and silver ounces sold. Revenues also increased due to the acquisitions of SGI and Pinehurst in February 2025, AMS in April 2025, and Monex in January 2026.

Gross profit increased 331% to $176.6 million (1.71% of revenue) from $41.0 million (1.36% of revenue) in the same year-ago quarter. The overall gross profit increase was due to an increase in gross profits earned by both the Wholesale Sales & Ancillary Services segment and the Direct-to-Consumer segment, including the acquisitions of SGI, Pinehurst, AMS, and Monex, which were not fully included in the same year-ago period. The Direct-to-Consumer segment contributed 67% and 61% of the consolidated gross profit in the fiscal third quarters of 2026 and 2025, respectively. Gross profit contributed by JMB represented 27% of the consolidated gross profit in the fiscal third quarter of 2026 and 40% of the consolidated gross profit for the prior year fiscal third quarter.

Selling, general and administrative expenses increased 134% to $78.0 million from $33.4 million in the same year-ago quarter. The change was primarily due to an increase in compensation expense (including performance-based accruals) of $27.1 million, higher advertising costs of $7.6 million, an increase in insurance costs of $4.5 million, an increase in bank service and credit card fees of $1.9 million, and an increase in facilities expense of $1.2 million. Selling, general and administrative expenses for the three months ended March 31, 2026 included $33.0 million of expenses incurred by SGI, Pinehurst, AMS, and Monex, which were not included in the same year-ago period, as they were not consolidated subsidiaries for the full period. Excluding the increase from newly acquired subsidiaries, our selling, general and administrative expenses increased $11.6 million from the prior year period.

Depreciation and amortization expense increased 88% to $9.4 million from $5.0 million in the same year-ago quarter. The change was primarily due to an increase in amortization expense of $4.6 million relating to an increase in intangible asset amortization from intangible assets acquired through our acquisitions of SGI, Pinehurst, AMS, and Monex, and an increase in depreciation expense of $1.5 million due to an increase in capital expenditures, partially offset by a decrease of $1.6 million in JMB and SGB intangible asset amortization.

Interest income increased 1% to $6.8 million from $6.7 million in the same year-ago quarter. The aggregate increase in interest income was due to an increase in interest income earned by our Secured Lending segment of $0.5 million, partially offset by a decrease in other finance product income of $0.5 million.

Interest expense increased 47% to $19.0 million from $13.0 million in the same year-ago quarter. The increase in interest expense was primarily due to higher interest and fees of $3.0 million related to product financing arrangements due to higher interest rates and higher overall borrowings, an increase of $2.6 million related to precious metals leases driven by higher overall borrowings, partially offset by a decrease in interest rates, and an increase of $0.3 million associated with our Trading Credit Facility due to increased borrowings, partially offset by a decrease in interest rates.

Earnings (losses) from equity method investments increased 1,115% to earnings of $2.3 million from a loss of $0.2 million in the same year-ago quarter. The increase was due to increased earnings of our equity method investees.

Net income attributable to the Company totaled $59.5 million or $2.09 per diluted share, compared to a net loss of $8.5 million or $0.36 per diluted share in the same year-ago quarter.

Adjusted net income before provision for income taxes for the three months ended March 31, 2026 totaled $87.1 million, an increase of $81.4 million or 1,415% compared to $5.7 million in the same year-ago quarter.

EBITDA for the three months ended March 31, 2026 totaled $103.4 million, an increase of $102.1 million or 7,939% compared to $1.3 million in the same year-ago quarter.

Fiscal Nine Months 2026 Financial Summary

Revenues increased 142% to $20.508 billion from $8.467 billion in the same year-ago period. Excluding an increase of $7.427 billion of forward sales, our revenues increased $4.615 billion, or 95.0%, which was due to higher average selling prices of gold and silver as well as an increase in gold and silver ounces sold. Revenues also increased due to the acquisitions of SGI and Pinehurst in February 2025, AMS in April 2025, and Monex in January 2026.

Gross profit increased 165% to $342.8 million (1.67% of revenue) from $129.2 million (1.53% of revenue) in the same year-ago period. The overall gross profit increase was due to an increase in gross profits earned by both the Wholesale Sales & Ancillary Services segment and the Direct-to-Consumer segment, including the acquisitions of SGI, Pinehurst, AMS, and Monex which were not fully included in the same year-ago period. The Direct-to-Consumer segment contributed 70% and 57% of the consolidated gross profit for the nine months ended March 31, 2026 and 2025, respectively. Gross profit contributed by JMB represented 26% and 38% of the consolidated gross profit for the nine months ended March 31, 2026 and 2025, respectively.

Selling, general and administrative expenses increased 130% to $197.6 million from $85.8 million in the same year-ago period. The change was primarily due to an increase in compensation expense (including performance-based accruals) of $68.2 million, higher advertising costs of $17.6 million, an increase in consulting and professional fees of $6.5 million, an increase in insurance costs of $6.1 million, an increase in bank service and credit card fees of $4.5 million, and an increase in facilities expense of $3.8 million. Selling, general and administrative expenses for the nine months ended March 31, 2026 included $93.1 million of expenses incurred by SGI, and Pinehurst, AMS, and Monex, which were not included in the same year-ago period as these were not consolidated subsidiaries for the full period. Excluding the increase from newly acquired subsidiaries, our selling, general and administrative expenses increased $18.8 million from the prior year period.

Depreciation and amortization expense increased 72% to $24.6 million from $14.3 million in the same year-ago period. The change was primarily due to an increase in amortization expense of $10.9 million relating to an increase in intangible asset amortization from intangible assets acquired through our acquisitions of SGI, Pinehurst, AMS, and Monex, and an increase in depreciation expense of $4.6 million due to an increase in capital expenditures, partially offset by a decrease of $5.2 million in JMB and SGB intangible asset amortization.

Interest income decreased 12% to $18.2 million from $20.6 million in the same year-ago period. The aggregate decrease in interest income was due to a decrease in other finance product income of $2.6 million, partially offset by an increase in interest income earned by our Secured Lending segment of $0.2 million.

Interest expense increased 44% to $47.9 million from $33.3 million in the same year-ago period. The increase in interest expense was primarily due to higher interest and fees of $7.2 million related to product financing arrangements due to higher interest rates and higher overall borrowings, an increase of $5.8 million related to precious metals leases driven by higher overall borrowings, partially offset by a decrease in interest rates, and an increase of $1.0 million associated with our Trading Credit Facility due to increased borrowings, partially offset by a decrease in interest rates.

Earnings (losses) from equity method investments increased 215% to earnings of $2.4 million from a loss of $2.1 million in the same year-ago period. The increase was due to increased earnings of our equity method investees.

Net income attributable to the Company totaled $70.2 million or $2.65 per diluted share, compared to net income of $7.0 million or $0.29 per diluted share in the same year-ago period.

Adjusted net income before provision for income taxes for the nine months ended March 31, 2026 totaled $115.2 million, an increase of $81.3 million or 240% compared to $33.9 million for the nine months ended March 31, 2025.

EBITDA for the nine months ended March 31, 2026 totaled $151.6 million, an increase of $116.3 million or 329% compared to $35.3 million in the same year-ago period.

Quarterly Cash Dividend

Gold.com’s Board of Directors has declared a quarterly cash dividend of $0.20 per share, maintaining the company's current dividend program. The dividend is payable on June 1, 2026 to stockholders of record as of May 20, 2026.

Conference Call

Gold.com will hold a conference call today (May 6, 2026) to discuss these financial results. Gold.com management will host the call at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) followed by a question-and-answer period.

To participate, please call the conference telephone number 10 minutes before the start time and ask for the Gold.com conference call.

Webcast: https://www.webcaster5.com/Webcast/Page/2867/53877

U.S. dial-in number: 1-888-506-0062

International number: 1-973-528-0011

Participant Access Code: 159685

The call will also be broadcast live and available for replay on the Investor Relations section of Gold.com’s website at ir.gold.com. If you have any difficulty connecting with the conference call or webcast, please contact Gold.com’s investor relations team at 1-949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time through May 20, 2026.

Toll-free replay number: 1-877-481-4010

International replay number: 1-919-882-2331

Participant Access Code: 53877

About Gold.com, Inc.

Gold.com builds on gold’s storied history and heritage to define the future of alternative asst management. Founded in 1965, Gold.com offers comprehensive solutions for all aspects of the precious metals (gold, silver, platinum, and palladium) and collectibles (including rare coins and currency) value chains. Its vertically integrated platform combines market expertise with state-of-the-art logistics, financing, and minting capabilities to serve customers, collectors, and institutional clients globally.

Gold.com’s direct-to-consumer marketplace, anchored by flagship brands JMBullion.com, Stack’s Bowers Galleries, GovMint.com, Monex Precious Metals, and Goldline, has served millions of customers. The Company’s trading and wholesale sales platform, which operates as A-Mark Precious Metals, maintains distribution and finance focused relationships with a network of sovereign and private mints and has been an “authorized purchaser” of the United States Mint since 1986. This platform is supported by the Company’s minting and refining operations which include Sunshine Minting and Silver Towne Mint, whose facilities can collectively produce in excess of three million ounces of finished precious metals products per week. Gold.com’s Collateral Finance Corporation secured lending subsidiary, CFCGoldLoans.com, extends bullion, numismatic, and sports card loans while A-Mark Global Logistics supports the Company’s operations with airport-adjacent distribution centers and IRA-approved storage depositories.

Gold.com is headquartered in Costa Mesa, California, and operates across the United States, Canada, the United Kingdom, Europe, Hong Kong, and Singapore. Learn more at www.gold.com.

Gold.com periodically provides information for investors on its corporate website, www.gold.com and its investor relations website, ir.gold.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC, information on corporate governance, and investor presentations.

Important Cautions Regarding Forward-Looking Statements

Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. These include statements regarding expectations with respect to growth, the delivery of long-term value, expense optimization, cost containment and operating leverage. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results or circumstances to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ include the following: The failure to execute the Company’s growth strategy, including the inability to identify suitable or available acquisition or investment opportunities; greater than anticipated costs incurred to execute this strategy; our inability to execute on our cost containment and expense reduction programs; government regulations that might impede growth, particularly in Asia, including with respect to tariff policy; the inability to successfully integrate our recently acquired businesses; the inability of the Company successfully to expand its business to include cryptocurrency; the inability of the Company to work with its strategic partners to combine traditional precious metal assets and a blockchain based infrastructure; changes in the current international political climate, which historically has favorably contributed to demand and volatility in the precious metals markets but also has posed certain risks and uncertainties for the Company; increased competition for the Company’s higher margin services, which could depress pricing; the failure of the Company’s business model to respond to changes in the market environment as anticipated; changes in consumer demand and preferences for precious metal products generally; potential negative effects that inflationary pressure may have on our business; the failure of our investee companies to maintain, or address the preferences of, their customer bases; general risks of doing business in the commodity markets; and the strategic, business, economic, financial, political and governmental risks and other Risk Factors described in in the Company’s public filings with the Securities and Exchange Commission.

The Company undertakes no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Use and Reconciliation of Non-GAAP Measures

In addition to presenting the Company’s financial results determined in accordance with U.S. GAAP, management believes the following non-GAAP measures are useful in evaluating the Company’s operating performance: “adjusted net income before provision for income taxes” and “earnings before interest, taxes, depreciation and amortization” (“EBITDA”). Management believes the “adjusted net income before provision for income taxes” non-GAAP financial performance measure assists investors and analysts by facilitating comparison of period-to-period operational performance on a consistent basis by excluding items that management does not believe are indicative of the Company’s core operating performance. The items excluded from this financial measure may have a material impact on the Company’s financial results. Certain of those items are non-recurring, while others are non-cash in nature. Management believes the EBITDA non-GAAP liquidity measure assists investors and analysts by facilitating comparison of our business operations before investing activities, interest, and income taxes with other publicly traded companies. Non-GAAP measures do not have standardized definitions and should be considered in addition to, and not as a substitute for or superior to, the comparable measures prepared in accordance with U.S. GAAP, and should be read in conjunction with the financial statements included in the Company’s Quarterly Report on Form 10-Q to be filed with the SEC. Management encourages investors and others to review the Company’s financial information in its entirety and not to rely on any single financial or liquidity measure.

In the Company’s reconciliation from its reported U.S. GAAP “net income before provision for income taxes” to its non-GAAP “adjusted net income before provision for income taxes”, the Company eliminates the impact of the following four amounts: acquisition costs; amortization expenses related to intangible assets acquired; depreciation expense; and contingent consideration fair value adjustments. The Company’s reconciliations from its reported U.S. GAAP “net income before provision for income taxes” to its non-GAAP “adjusted net income before provision for income taxes”, and “net income” and “net cash provided by (used in) operating activities” to its non-GAAP “EBITDA” are provided below and are also included in the Company’s Quarterly Report on Form 10-Q to be filed with the SEC for the quarterly period ended March 31, 2026.

Company Contact:

Steve Reiner, Executive Vice President, Capital Markets & Investor Relations

Gold.com, Inc.

1-310-587-1410

sreiner@gold.com

Investor Relations Contact:

Matt Glover or Greg Bradbury

Gateway Group, Inc.

1-949-574-3860

GOLD@gateway-grp.com

Media Relations Contact

ICR for Gold.com

GOLD@icrinc.com

GOLD.COM, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except for share data)

	March 31, 2026	June 30, 2025
	(unaudited)
ASSETS
Current assets
Cash	$143,607	$77,741
Receivables, net	168,362	137,723
Derivative assets	434,798	134,515
Secured loans receivable	126,034	94,037
Inventories:
Inventories	1,319,449	794,812
Restricted inventories	1,447,112	484,733
	2,766,561	1,279,545
Income tax receivable	1,759	4,575
Prepaid expenses and other assets	27,213	15,359
Total current assets	3,668,334	1,743,495
Operating lease right of use assets	21,527	22,843
Property, plant, and equipment, net	47,191	45,509
Goodwill	243,735	228,650
Intangibles, net	147,677	137,314
Long-term investments	39,487	33,015
Other long-term assets	6,122	4,605
Total assets	$4,174,073	$2,215,431
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Liabilities on borrowed metals	$916,696	$46,051
Product financing arrangements	609,732	484,733
Accounts payable and other payables	86,569	22,248
Deferred revenue and other advances	1,404,036	426,904
Derivative liabilities	47,166	96,177
Accrued liabilities	51,130	34,021
Notes payable	4,000	3,994
Total current liabilities	3,119,329	1,114,128
Lines of credit	98,000	345,000
Notes payable	3,317	3,349
Deferred tax liabilities	18,188	18,335
Other liabilities	28,358	31,948
Total liabilities	3,267,192	1,512,760
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, authorized 10,000,000 shares; issued and outstanding: none as of March 31, 2026 or June 30, 2025	—	—
Common stock, par value $0.01; 40,000,000 shares authorized; 28,474,034 and 24,639,386 shares issued and outstanding as of March 31, 2026 and June 30, 2025, respectively	285	247
Additional paid-in capital	328,356	184,998
Accumulated other comprehensive income	125	212
Retained earnings	518,550	464,059
Total Gold.com, Inc. stockholders’ equity	847,316	649,516
Noncontrolling interests	59,565	53,155
Total stockholders’ equity	906,881	702,671
Total liabilities and stockholders’ equity	$4,174,073	$2,215,431

GOLD.COM, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except for share and per share data; unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
Revenues	$10,350,729	$3,009,125	$20,508,395	$8,466,566
Cost of sales	10,174,149	2,968,108	20,165,548	8,337,339
Gross profit	176,580	41,017	342,847	129,227
Selling, general, and administrative expenses	(78,035)	(33,404)	(197,641)	(85,775)
Depreciation and amortization expense	(9,416)	(4,996)	(24,637)	(14,344)
Interest income	6,817	6,722	18,177	20,603
Interest expense	(19,030)	(12,951)	(47,883)	(33,301)
Earnings (losses) from equity method investments	2,253	(222)	2,354	(2,054)
Other income, net	4,623	1,171	7,106	1,832
Remeasurement loss on pre-existing equity interests	—	(7,043)	—	(7,043)
Unrealized losses on foreign exchange	(2,039)	(233)	(3,104)	(895)
Net income (loss) before provision for income taxes	81,753	(9,939)	97,219	8,250
Income tax (expense) benefit	(17,716)	1,231	(20,625)	(2,566)
Net income (loss)	64,037	(8,708)	76,594	5,684
Net income (loss) attributable to noncontrolling interests	4,550	(162)	6,410	(1,312)
Net income (loss) attributable to the Company	$59,487	$(8,546)	$70,184	$6,996
Basic and diluted net income (loss) per share attributable to Gold.com, Inc.:
Basic	$2.17	$(0.36)	$2.74	$0.30
Diluted	$2.09	$(0.36)	$2.65	$0.29

Weighted-average shares outstanding:
Basic	27,360,200	23,646,100	25,609,800	23,275,000
Diluted	28,404,400	23,646,100	26,446,600	24,118,100

GOLD.COM, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands; unaudited)

	Nine Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income	$76,594	$5,684
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	24,637	14,344
Amortization of loan cost	3,891	2,846
Share-based compensation	1,343	976
Remeasurement loss on pre-existing equity interests	—	7,043
Losses (earnings) from equity method investments	(2,354)	2,054
Other	(1,842)	(1,790)
Changes in assets and liabilities:
Receivables, net	(20,632)	(55,625)
Secured loans made to affiliates	—	16
Derivative assets	(286,696)	23,121
Income tax receivable	2,816	(5,335)
Inventories	(615,471)	(76,234)
Prepaid expenses and other assets	(11,795)	(3,622)
Accounts payable and other payables	61,671	(2,262)
Deferred revenue and other advances	966,756	106,588
Derivative liabilities	(49,011)	59,410
Liabilities on borrowed metals	108,443	12,231
Accrued liabilities	(105,320)	(4,064)
Net cash provided by operating activities	153,030	85,381
Cash flows from investing activities:
Capital expenditures for property, plant, and equipment	(9,208)	(6,780)
Acquisition of businesses, net of cash acquired	(15,169)	(64,823)
Purchase of long-term investments	(6,400)	—
Purchase of intangible assets	—	(100)
Secured loans receivable, net	(31,987)	26,555
Purchase of marketable securities	—	(2,549)
Proceeds from sale of marketable securities	—	4,213
Other	(881)	23
Net cash used in investing activities	(63,645)	(43,461)
Cash flows from financing activities:
Product financing arrangements, net	124,999	(12,936)
Dividends paid	(15,602)	(13,883)
Borrowings under lines of credit	2,992,500	1,483,000
Repayments under lines of credit	(3,239,500)	(1,418,000)
Repayments on notes payable to related party	—	(8,367)
Net proceeds from the issuance of common stock	117,624	—
Repurchases of common stock	—	(901)
Repurchases of common stock from a related party	—	(4,219)
Debt funding issuance costs	(2,641)	(4,186)
Proceeds from the exercise of share-based awards	3,547	3,281
Payments for tax withholding related to net settlement of share-based awards	(342)	—
Other	(4,104)	—
Net cash (used in) provided by financing activities	(23,519)	23,789
Net increase in cash	65,866	65,709
Cash, beginning of period	77,741	48,636
Cash, end of period	$143,607	$114,345

Overview of Results of Operations for the Three Months Ended March 31, 2026 and 2025

Consolidated Results of Operations

The operating results for the three months ended March 31, 2026 and 2025 were as follows (in thousands, except per share data):

Three Months Ended March 31,	2026		2025		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$10,350,729	100.000%	$3,009,125	100.000%	$7,341,604	244.0%
Gross profit	176,580	1.706%	41,017	1.363%	$135,563	330.5%
Selling, general, and administrative expenses	(78,035)	(0.754%)	(33,404)	(1.110%)	$44,631	133.6%
Depreciation and amortization expense	(9,416)	(0.091%)	(4,996)	(0.166%)	$4,420	88.5%
Interest income	6,817	0.066%	6,722	0.223%	$95	1.4%
Interest expense	(19,030)	(0.184%)	(12,951)	(0.430%)	$6,079	46.9%
Earnings (losses) from equity method investments	2,253	0.022%	(222)	(0.007%)	$2,475	1,114.9%
Other income, net	4,623	0.045%	1,171	0.039%	$3,452	294.8%
Remeasurement loss on pre-existing equity interests	—	—%	(7,043)	(0.234%)	$(7,043)	(100.0%)
Unrealized losses on foreign exchange	(2,039)	(0.020%)	(233)	(0.008%)	$1,806	775.1%
Net income (loss) before provision for income taxes	81,753	0.790%	(9,939)	(0.330%)	$91,692	922.5%
Income tax (expense) benefit	(17,716)	(0.171%)	1,231	0.041%	$(18,947)	(1,539.2%)
Net income (loss)	64,037	0.619%	(8,708)	(0.289%)	$72,745	835.4%
Net income (loss) attributable to noncontrolling interests	4,550	0.044%	(162)	(0.005%)	$4,712	2,908.6%
Net income (loss) attributable to the Company	$59,487	0.575%	$(8,546)	(0.284%)	$68,033	796.1%

Basic and diluted net income (loss) per share attributable to Gold.com, Inc.:

Per Share Data:
Basic	$2.17		$(0.36)		$2.53	702.8%
Diluted	$2.09		$(0.36)		$2.45	680.6%

Overview of Results of Operations for the Three Months Ended March 31, 2026 and December 31, 2025

Consolidated Results of Operations

The operating results for the three months ended March 31, 2026 and December 31, 2025 were as follows (in thousands, except per share data):

Three Months Ended	March 31, 2026		December 31, 2025		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$10,350,729	100.000%	$6,476,900	100.000%	$3,873,829	59.8%
Gross profit	176,580	1.706%	93,370	1.442%	$83,210	89.1%
Selling, general, and administrative expenses	(78,035)	(0.754%)	(59,784)	(0.923%)	$18,251	30.5%
Depreciation and amortization expense	(9,416)	(0.091%)	(7,638)	(0.118%)	$1,778	23.3%
Interest income	6,817	0.066%	5,789	0.089%	$1,028	17.8%
Interest expense	(19,030)	(0.184%)	(16,253)	(0.251%)	$2,777	17.1%
Earnings from equity method investments	2,253	0.022%	1,009	0.016%	$1,244	123.3%
Other income, net	4,623	0.045%	250	0.004%	$4,373	1,749.2%
Unrealized losses on foreign exchange	(2,039)	(0.020%)	(966)	(0.015%)	$1,073	111.1%
Net income before provision for income taxes	81,753	0.790%	15,777	0.244%	$65,976	418.2%
Income tax expense	(17,716)	(0.171%)	(2,249)	(0.035%)	$15,467	687.7%
Net income	64,037	0.619%	13,528	0.209%	$50,509	373.4%
Net income attributable to noncontrolling interests	4,550	0.044%	1,892	0.029%	$2,658	140.5%
Net income attributable to the Company	$59,487	0.575%	$11,636	0.180%	$47,851	411.2%

Basic and diluted net income per share attributable to Gold.com, Inc.:

Per Share Data:
Basic	$2.17		$0.47		$1.70	361.7%
Diluted	$2.09		$0.46		$1.63	354.3%

Overview of Results of Operations for the Nine Months Ended March 31, 2026 and 2025

Consolidated Results of Operations

The operating results for the nine months ended March 31, 2026 and 2025 were as follows (in thousands, except per share data):

Nine Months Ended March 31,	2026		2025		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$20,508,395	100.000%	$8,466,566	100.000%	$12,041,829	142.2%
Gross profit	342,847	1.672%	129,227	1.526%	$213,620	165.3%
Selling, general, and administrative expenses	(197,641)	(0.964%)	(85,775)	(1.013%)	$111,866	130.4%
Depreciation and amortization expense	(24,637)	(0.120%)	(14,344)	(0.169%)	$10,293	71.8%
Interest income	18,177	0.089%	20,603	0.243%	$(2,426)	(11.8%)
Interest expense	(47,883)	(0.233%)	(33,301)	(0.393%)	$14,582	43.8%
Earnings (losses) from equity method investments	2,354	0.011%	(2,054)	(0.024%)	$4,408	214.6%
Other income, net	7,106	0.035%	1,832	0.022%	$5,274	287.9%
Remeasurement loss on pre-existing equity interests	—	—%	(7,043)	(0.083%)	$(7,043)	(100.0%)
Unrealized losses on foreign exchange	(3,104)	(0.015%)	(895)	(0.011%)	$2,209	246.8%
Net income before provision for income taxes	97,219	0.474%	8,250	0.097%	$88,969	1,078.4%
Income tax expense	(20,625)	(0.101%)	(2,566)	(0.030%)	$18,059	703.8%
Net income	76,594	0.373%	5,684	0.067%	$70,910	1,247.5%
Net income (loss) attributable to noncontrolling interests	6,410	0.031%	(1,312)	(0.015%)	$7,722	588.6%
Net income attributable to the Company	$70,184	0.342%	$6,996	0.083%	$63,188	903.2%

Basic and diluted net income per share attributable to Gold.com, Inc.:

Per Share Data:
Basic	$2.74		$0.30		$2.44	813.3%
Diluted	$2.65		$0.29		$2.36	813.8%

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Three Months Ended March 31, 2026 and 2025

A reconciliation of net income (loss) before provision for income taxes to adjusted net income before provision for income taxes for the three months ended March 31, 2026 and 2025 follows (in thousands):

Three Months Ended March 31,	2026	2025	Change
	$	$	$	%
Net income (loss) before provision for income taxes	$81,753	$(9,939)	$91,692	922.5%
Adjustments:
Remeasurement loss on pre-existing equity interests	—	7,043	$(7,043)	(100.0%)
Contingent consideration fair value adjustment	(4,436)	(1,000)	$3,436	343.6%
Acquisition costs	378	4,649	$(4,271)	(91.9%)
Amortization of acquired intangibles	6,975	4,004	$2,971	74.2%
Depreciation expense	2,441	992	$1,449	146.1%
Adjusted net income before provision for income taxes (non-GAAP)	$87,111	$5,749	$81,362	1,415.2%

A reconciliation of net income (loss) to EBITDA, and operating cash flows to EBITDA for the three months ended March 31, 2026 and 2025 follows (in thousands):

Three Months Ended March 31,	2026	2025	Change
Reconciliation of Net Income (Loss) to EBITDA:	$	$	$	%
Net income (loss)	$64,037	$(8,708)	$72,745	835.4%
Adjustments:
Interest income	(6,817)	(6,722)	$95	1.4%
Interest expense	19,030	12,951	$6,079	46.9%
Amortization of acquired intangibles	6,975	4,004	$2,971	74.2%
Depreciation expense	2,441	992	$1,449	146.1%
Income tax expense (benefit)	17,716	(1,231)	$18,947	1,539.2%
	39,345	9,994	$29,351	293.7%

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$103,382	$1,286	$102,096	7,939.0%

Reconciliation of Operating Cash Flows to EBITDA:
Net cash provided by operating activities	$235	$102,839	$(102,604)	(99.8%)
Changes in operating working capital	70,603	(99,355)	$169,958	171.1%
Interest expense	19,030	12,951	$6,079	46.9%
Interest income	(6,817)	(6,722)	$95	1.4%
Income tax expense (benefit)	17,716	(1,231)	$18,947	1,539.2%
Earnings (losses) from equity method investments	2,253	(222)	$2,475	1,114.9%
Remeasurement loss on pre-existing equity interests	—	(7,043)	$(7,043)	(100.0%)
Share-based compensation	(505)	(349)	$156	44.7%
Amortization of loan cost	(1,128)	(1,166)	$(38)	(3.3%)
Other	1,995	1,584	$411	25.9%
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$103,382	$1,286	$102,096	7,939.0%

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Three Months Ended March 31, 2026 and December 31, 2025

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended March 31, 2026 and December 31, 2025 follows (in thousands):

Three Months Ended	March 31, 2026	December 31, 2025	Change
	$	$	$	%
Net income before provision for income taxes	$81,753	15,777	$65,976	418.2%
Adjustments:
Contingent consideration fair value adjustment	(4,436)	(320)	$4,116	1,286.3%
Acquisition costs	378	121	$257	212.4%
Amortization of acquired intangibles	6,975	5,181	$1,794	34.6%
Depreciation expense	2,441	2,457	$(16)	(0.7%)
Adjusted net income before provision for income taxes (non-GAAP)	$87,111	$23,216	$63,895	275.2%

A reconciliation of net income to EBITDA, and operating cash flows to EBITDA for the three months ended March 31, 2026 and December 31, 2025 follows (in thousands):

Three Months Ended	March 31, 2026	December 31, 2025	Change
Reconciliation of Net Income to EBITDA:	$	$	$	%
Net income	$64,037	$13,528	$50,509	373.4%
Adjustments:
Interest income	(6,817)	(5,789)	$1,028	17.8%
Interest expense	19,030	16,253	$2,777	17.1%
Amortization of acquired intangibles	6,975	5,181	$1,794	34.6%
Depreciation expense	2,441	2,457	$(16)	(0.7%)
Income tax expense	17,716	2,249	$15,467	687.7%
	39,345	20,351	$18,994	93.3%

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$103,382	$33,879	$69,503	205.2%

Reconciliation of Operating Cash Flows to EBITDA:
Net cash provided by (used in) operating activities	$235	$(42,622)	$42,857	100.6%
Changes in operating working capital	70,603	66,319	$4,284	6.5%
Interest expense	19,030	16,253	$2,777	17.1%
Interest income	(6,817)	(5,789)	$1,028	17.8%
Income tax expense	17,716	2,249	$15,467	687.7%
Earnings from equity method investments	2,253	1,009	$1,244	123.3%
Share-based compensation	(505)	(463)	$42	9.1%
Amortization of loan cost	(1,128)	(1,128)	—	—%
Other	1,995	(1,949)	$3,944	202.4%
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$103,382	$33,879	$69,503	205.2%

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Nine Months Ended March 31, 2026 and 2025

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the nine months ended March 31, 2026 and 2025 follows (in thousands):

Nine Months Ended March 31,	2026	2025	Change
	$	$	$	%
Net income before provision for income taxes	$97,219	$8,250	$88,969	1,078.4%
Adjustments:
Remeasurement loss on pre-existing equity interests	—	7,043	$(7,043)	(100.0%)
Contingent consideration fair value adjustment	(7,217)	(1,130)	$6,087	538.7%
Acquisition costs	560	5,389	$(4,829)	(89.6%)
Amortization of acquired intangibles	17,358	11,658	$5,700	48.9%
Depreciation expense	7,279	2,686	$4,593	171.0%
Adjusted net income before provision for income taxes (non-GAAP)	$115,199	$33,896	$81,303	239.9%

A reconciliation of net income to EBITDA, and operating cash flows to EBITDA for the nine months ended March 31, 2026 and 2025 follows (in thousands):

Nine Months Ended March 31,	2026	2025	Change
Reconciliation of Net Income to EBITDA:	$	$	$	%
Net income	$76,594	$5,684	$70,910	1,247.5%
Adjustments:
Interest income	(18,177)	(20,603)	$(2,426)	(11.8%)
Interest expense	47,883	33,301	$14,582	43.8%
Amortization of acquired intangibles	17,358	11,658	$5,700	48.9%
Depreciation expense	7,279	2,686	$4,593	171.0%
Income tax expense	20,625	2,566	$18,059	703.8%
	74,968	29,608	$45,360	153.2%

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$151,562	$35,292	$116,270	329.5%

Reconciliation of Operating Cash Flows to EBITDA:
Net cash provided by operating activities	$153,030	$85,381	$67,649	79.2%
Changes in operating working capital	(50,761)	(54,224)	$(3,463)	(6.4%)
Interest expense	47,883	33,301	$14,582	43.8%
Interest income	(18,177)	(20,603)	$(2,426)	(11.8%)
Income tax expense	20,625	2,566	$18,059	703.8%
Earnings (losses) from equity method investments	2,354	(2,054)	$4,408	214.6%
Remeasurement loss on pre-existing equity interests	—	(7,043)	$(7,043)	(100.0%)
Share-based compensation	(1,343)	(976)	$367	37.6%
Amortization of loan cost	(3,891)	(2,846)	$1,045	36.7%
Other	1,842	1,790	$52	2.9%
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$151,562	$35,292	$116,270	329.5%